EXHIBIT 1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of shares of common stock of Oblong, Inc.

Date: October 4, 2021

STEPSTONE GROUP LP

By: StepStone Group Holdings LLC, its general partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary

AU SPECIAL INVESTMENTS II, L.P.

By: StepStone Group LP,
its investment manager

By: StepStone Group Holdings LLC, its general partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary

GREENSPRING GLOBAL PARTNERS VIII-A, L.P.

By: StepStone Group LP,
its investment manager

By: StepStone Group Holdings LLC,
its general partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary

GREENSPRING GLOBAL PARTNERS VIII-C, L.P.

By: StepStone Group LP,
its investment manager

By: StepStone Group Holdings LLC,
its general partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary

GREENSPRING OPPORTUNITIES IV, L.P.

By: StepStone Group LP,
its investment manager

By: StepStone Group Holdings LLC,
its general partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary

GREENSPRING SK SPECIAL, L.P.

By: StepStone Group LP,
its investment manager

By: StepStone Group Holdings LLC,
its general partner

By:	/s/ Jennifer Y. Ishiguro
Jennifer Y. Ishiguro
Chief Legal Officer & Secretary